Exhibit 99.1

HOLOGIC COMPLETES ACQUISITION OF GEN-PROBE

Transaction Strengthens Hologic’s Growing Diagnostics Portfolio

and Advances Focus on Women’s Health

Combined Company Positioned to Capitalize on Fast-Growing Molecular Diagnostics Market

Acquisition Expected to be $0.20 Accretive to Hologic’s Non-GAAP Adjusted EPS in Fiscal 2013

Bedford, Mass., August 1, 2012 – Hologic, Inc. (NASDAQ: HOLX) (“Hologic”) today announced that it has successfully completed its acquisition of Gen-Probe Incorporated (“Gen-Probe”), for a total net purchase price of approximately $3.8 billion. Gen-Probe is now a wholly-owned subsidiary of Hologic.

Rob Cascella, President and Chief Executive Officer of Hologic, said, “We are pleased to complete this acquisition and welcome Gen-Probe into the Hologic family. I am excited to work with Carl Hull to capitalize on the many opportunities ahead for our Diagnostics business and for our company. With Gen-Probe’s suite of technologies, Hologic is now firmly established as a premier provider of diagnostic solutions. We are poised to leverage our established global infrastructure with an impressive new product pipeline, and to capitalize on the fast-growing molecular diagnostics market. We are committed to a seamless integration of Gen-Probe and look forward to delivering on the synergies and growth potential presented by this combination.”

As previously announced, the transaction delivers a strong growth profile with attractive economics and is expected to be $0.20 accretive to Hologic’s non-GAAP adjusted earnings per share in fiscal 2013 and significantly more accretive on a non-GAAP basis thereafter. Hologic also expects the transaction to accelerate growth rates. The combined company expects to realize approximately $75 million in cost synergies within three years following the close of the transaction. In addition, the combined company expects to have strong free cash flows, which will be used primarily to reduce debt with the expectation to return to pre-transaction leverage levels within three years.

The closing follows the receipt of all necessary regulatory approvals, and approval of the transaction by Gen-Probe shareholders on July 31, 2012. Pursuant to the terms of the definitive merger agreement, Gen-Probe shareholders will receive $82.75 in cash for each share of Gen-Probe common stock.

With the closing of the transaction, Gen-Probe common stock ceased trading and will no longer be listed on NASDAQ or report separately as a public company.

About Hologic:

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems, and surgical products. The Company operates four core business units focused on breast health, diagnostics, GYN surgical and skeletal health. With a comprehensive suite of technologies and a robust research and development program, Hologic is committed to improving lives. The Company is headquartered in Massachusetts. For more information, visit www.hologic.com.

Hologic and Gen-Probe and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward Looking Statement Disclaimer:

This News Release contains forward-looking information that involves risks and uncertainties, including statements about Hologic’s plans, objectives, expectations and intentions. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate,” or similar expressions (including their use in the negative), and include assumptions that underlie such statements. Such statements include, without limitation, statements about Hologic’s acquisition of Gen-Probe and Hologic’s anticipated benefits thereof, including anticipated future integration of the two companies and the success of that integration, the anticipated cash flows and repayment of debt, and other of Hologic’s plans, objectives, expectations and intentions relating to that acquisition. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the effect of pending Gen-Probe shareholder lawsuits related to the proposed acquisition; Hologic’s ability to successfully and timely integrate Gen-Probe’s operations, product lines, technologies and employees, and realize synergies from the proposed transaction; unknown, underestimated or undisclosed commitments or liabilities, costs or expenses; effects of purchase accounting that may be different from expectations; the level of demand for the combined company’s products; the ability of the combined company to develop, deliver and support a broad range of products, develop new products, expand its markets and/or develop new markets; and the ability of the combined company to attract, motivate and retain key employees. Moreover, the combined business may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors.

The risks included above are not exhaustive. Other factors that could adversely affect the combined company’s business and prospects are described in the filings made by Hologic and Gen-Probe with the SEC. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Use of Non-GAAP Financial Measures:

Hologic has referred to the following non-GAAP financial measure in the guidance it this press release: adjusted earnings per share (or EPS), which is based on Hologic’s non-GAAP adjusted net income. Hologic defines its non-GAAP adjusted net income to exclude: (i) the amortization of intangible assets; (ii) acquisition-related charges and effects, such as charges for contingent consideration (comprised of (a) adjustments for changes in the fair value of the contingent consideration liabilities initially recorded as part of the purchase price of an acquisition as required by GAAP, and (b) contingent consideration that is tied to continuing employment of the former shareholders and employees which is recorded as compensation expense), transaction costs and charges associated with the write-up of acquired inventory to fair value; (iii) non-cash interest expense related to amortization of the debt discount for convertible debt securities; (iv) divestiture and restructuring charges; (v) non-cash loss on exchange of convertible notes; (vi) litigation settlement charges (benefits); (vii) other-than-temporary impairment losses on equity investments; (viii) other one-time, nonrecurring, unusual or infrequent charges, expenses or gains that may not be indicative of Hologic’s core business results; and (ix) income taxes related to such adjustments. Future GAAP EPS may be affected by changes in ongoing assumptions and judgments relating to the combined company’s acquired businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP adjusted net income and adjusted EPS as described in this press release. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measure.

Hologic believes the use of non-GAAP adjusted net income and non-GAAP adjusted EPS is useful to investors by eliminating certain of the more significant effects of its acquisitions and related activities, non-cash charges resulting from the application of GAAP to convertible debt instruments with cash settlement features, charges related to debt extinguishment losses, equity investment impairments, litigation settlements, and divestiture and restructuring initiatives. These measures also reflect how Hologic manages its businesses internally. When analyzing Hologic’s operating performance, investors should not consider these non-GAAP financial measures as a substitute for net income prepared in accordance with GAAP.

Hologic Investor Contacts:

Deborah R. Gordon	Al Kildani
Vice President, Investor Relations	Senior Director, Investor Relations
(781) 999-7716	(858) 410-8653
deborah.gordon@hologic.com	al.kildani@hologic.com

Hologic Media Contact:
Joele Frank / Andrew Siegel / Nicholas Lamplough
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449